EXHIBIT 99.2

Pegasystems Inc.

2010 Executive Officers Base Salaries and Target Bonus Percentages

All Changes Effective Retroactively to January 1, 2010.

Name	Title	Base Salary	Target Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$344,000	85%

Craig Dynes**	Chief Financial Officer and Senior Vice President	$313,000	50%

Douglas Kra**	Senior Vice President, Global Services	$275,000	50%

Max Mayer**	Senior Vice President, Corporate Development	$265,000	50%

Michael Pyle**	Senior Vice President, Engineering	$270,000	50%
Leon Trefler**	Senior Vice President, Sales	$250,000	20%

*	Percentage of 2010 base salary

**In 2010, Craig Dynes will also be eligible for up to $15,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2010, Douglas Kra will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2010, Max Mayer will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2010, Michael Pyle will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2010, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as the potential for an estimated $200,000 in sales commissions.